EXHIBIT 99.1

SITO Mobile Reports Fourth Quarter and Fiscal 2014 Financial Results

Drives 43% Year-on-Year Growth in Quarter

JERSEY CITY, N.J., Nov. 18, 2014 (GLOBE NEWSWIRE) -- SITO Mobile Ltd. (OTCBB:SITO), a leading mobile media solutions provider, today announced results for its fiscal fourth quarter and fiscal year ended September 30, 2014.

Financial Highlights:

  Revenue: For the fourth quarter of fiscal 2014, revenue was $3.0 million up from $2.1 million in the fourth quarter of fiscal 2013, representing a 43% increase. For the full year ended September 30, 2014, revenue increased to $9.9 million from $7.8 million for the full year 2013, representing a year-over-year increase of 27%.
  Revenue driven by sequential growth of the advertising technology product platform increased to $557,000 in the fourth quarter of 2014 compared with $131,000 in the third quarter of 2014, an increase of 323%.
  Gross Margins: For the fourth quarter of 2014, gross margins improved to 62%, compared to 59% for the same quarter in 2013. For the fiscal year 2014, gross margins were 64%, compared with 57% for the fiscal year of 2013.
  Operating Profits: For the fourth quarter of 2014 and the full fiscal 2014, EBITDA was breakeven on a pro-forma basis when separating stock based compensation and executive termination expenses.
  Net Loss: Net loss for the fourth quarter of 2014 was $1.5 million, or $0.01 per share, compared to a net loss of $682,000, or $0.01 per share in the fourth quarter of 2013. Net loss for the fiscal year 2014 was $4.5 million, or $0.03 per share, compared with a net loss of $5.2 million, or $0.04 per share for the fiscal year of 2013.

"The improvement in revenue is a testament to our progress in establishing SITO Mobile as the predominant player in mobile marketing and advertising," said Jerry Hug, chief executive officer of SITO Mobile. "This quarter we made concrete steps toward that end, most importantly with our complete corporate rebranding to SITO Mobile, which signifies a new chapter for the company. With the customer wins we signed this quarter, including two channel customers, we continue to drive the adoption of our location-based advertising and mobile messaging platforms and are working to meet the demands of the mobile advertising market. With the addition of seven new patents this year, and a financing from an IP partner, we are creating a strategy to bolster our patent assets to augment the product revenue and believe that we are making tremendous progress in growing the company."

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Conference call information:

Conference call information:
Date: Tuesday, November 18, 2014
Time: 4:30 P.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-8629
Dial in Number for International Callers (Outside of the U.S. & Canada): 201-493-6715

Participating on the call will be SITO Mobile's Chief Executive Officer Jerry Hug and Chief Financial Officer Kurt Streams. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on SITO Mobile's website at: http://sitomobile.equisolvewebcast.com/q4-2014.

A replay will be available for 2 weeks starting on November 18, 2014 at approximately 8:00 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 414392.

About SITO Mobile Ltd.

SITO Mobile is a mobile location-based advertising platform serving businesses, advertisers and brands. Through patented technologies and an easy-to-use platform, the company's solution allows marketers to create content targeted to key audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices SITO Mobile empowers its customers to deliver actionable content in a real-time manner, which drive action and engagement from consumers, while providing key measurement and analytics that allow campaigns to be fluid and transaction driven. For more information visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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SITO Mobile, Ltd.
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2014	2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$ 620,185	$ 1,146,995
Accounts receivable, net - current portion	2,443,308	1,347,827
Prepaid consulting	81,547	1,081,553
Other prepaid expenses	151,994	150,183

Total current assets	3,297,034	3,726,558

Property and equipment, net	236,706	238,815

Other assets
Accounts receivable, net	450,000	--
Prepaid consulting	--	81,547
Capitalized software development costs, net	639,416	343,575
Intangible assets:
Patents	447,427	467,837
Patent applications cost	609,010	768,646
Software license	831,000	831,000
Goodwill	3,482,884	--
Other assets including security deposits	113,291	65,228

Total other assets	6,573,028	2,557,833

Total assets	$ 10,106,768	$ 6,523,206
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SITO Mobile, Ltd.
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2014	2013
	(unaudited)

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 1,651,805	$ 1,352,203
Accrued expenses	670,818	209,323
Accrued compensation - related party	598,592	72,736
Deferred revenue	208,561	--
Current obligation under capital lease	16,661	16,331
Convertible debenture - related party	643,973	585,708
Convertible debentures - unrelated parties	3,646,926	2,692,570

Total current liabilities	7,437,336	4,928,871

Long-term liabilities
Obligations under capital lease	12,718	29,378
Convertible debentures - unrelated parties	--	440,593

Total long-term liabilities	12,718	469,971

Total liabilities	7,450,054	5,398,842

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	--	--
Common stock, $.001 par value; 300,000,000 shares authorized, 150,728,628 shares issued and outstanding as of September 30, 2014 and $.001 par value; 200,000,000 shares authorized, 137,220,331 shares issued and outstanding as of September 30, 2013	150,729	137,220
Additional paid-in capital	136,858,316	130,886,161
Accumulated deficit	(134,352,331)	(129,899,017)

Total stockholders' equity	2,656,714	1,124,364

Total liabilities and stockholders' equity	$ 10,106,768	$ 6,523,206

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SITO Mobile, Ltd.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended		For the Quarters Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue
Wireless applications	$ 8,196,761	$ 7,784,604	$ 2,352,293	$ 2,104,018
Licensing and royalties	916,438	--	94,520	--
Media placement	758,359	--	556,859	--

	9,871,558	7,784,604	3,003,672	2,104,018

Operating Expenses
Royalties and application costs	3,589,879	3,328,232	1,136,536	862,962
Research and development	58,829	65,975	10,503	19,955
Compensation expense (including stock based compensation)*	4,212,932	3,808,258	1,325,838	653,158
Depreciation and amortization	729,455	662,721	275,520	184,494
General and administrative (including stock based compensation)*	4,984,319	3,898,121	1,614,859	873,213

	13,575,414	11,763,307	4,363,256	2,593,782

Loss from operations	(3,703,856)	(3,978,703)	(1,359,584)	(489,764)

Other Expenses
Interest expense	(749,458)	(1,270,863)	(180,361)	(192,242)

Net loss before income taxes	(4,453,314)	(5,249,566)	(1,539,945)	(682,006)

Provision for income taxes	--	--	--	--

Net loss	$ (4,453,314)	$ (5,249,566)	$ (1,539,945)	$ (682,006)

Basic and diluted loss per share	$ (0.03)	$ (0.04)	$ (0.01)	$ (0.01)

Weighted average shares outstanding	143,749,668	133,878,896	148,641,671	136,187,128

* Details of stock based compensation included within:

Compensation Expense	$ 657,942	$ 1,290,576	$ 269,422	$ 36,612
General Administrative	1,379,828	952,030	319,586	255,270
Total	$ 2,037,770	$ 2,242,606	$ 589,008	$ 291,882

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SITO Mobile, Ltd.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30,
	2014	2013
	(unaudited)
Cash Flows from Operating Activities
Net loss	$ (4,453,314)	$ (5,249,566)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	96,007	89,168
Amortization expense - software development costs	416,609	439,334
Amortization expense - patents	216,839	134,219
Amortization expense - discount of convertible debt	376,627	825,708
Stock based compensation	2,037,770	2,242,606
Write off of capitalized patent application costs	299,429	--
(Increase) decrease in assets:
(Increase) in accounts receivable, net	(1,539,228)	(261,987)
(Increase) decrease in prepaid expenses	(5,411)	(20,894)
(Increase) decrease in other assets	(38,313)	--
Increase (decrease) in liabilities:
Increase (decrease) in accounts payable	195,593	583,940
Increase (decrease) in accrued expenses	803,985	8,738
Increase (decrease) in deferred revenue	378,257	(25,000)
Increase (decrease) in accrued interest	245,401	181,704

Net cash used in operating activities	(969,749)	(1,052,030)

Cash Flows from Investing Activities
Redemption of certificate of deposits, pledged	--	19,050
Patents applications costs	(336,219)	(100,789)
Purchase of property and equipment	(72,134)	(46,370)
Capitalized software development costs	(451,926)	(399,682)
Note receivable - discontinued operations	10,000	--
Acquisition of subsidiary, net of cash acquired	(389,898)	--
Payment on settlement regarding Anywhere software license	--	(600,000)

Net cash used in investing activities	$ (1,240,177)	$ (1,127,791)

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SITO Mobile, Ltd.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30,
	2014	2013
	(unaudited)
Cash Flows from Financing Activities
Proceeds from issuance of common stock	$ 1,900,907	$ 824,486
Purchase of Company's common stock	(201,461)	--
Proceeds from issuance of convertible debt - unrelated parties	--	688,000
Principal reduction on obligation under capital lease	(16,330)	(7,402)
Principal reduction on convertible debt	--	(200,000)
Expenditures relating to private offerings	--	(48,475)
Principal reduction on obligation on patent purchases	--	(87,500)

Net cash provided by financing activities	1,683,116	1,169,109

Net decrease in cash	(526,810)	(1,010,712)

Cash - Beginning balance	1,146,995	2,157,707

Cash - Ending balance	$ 620,185	$ 1,146,995
CONTACT: Investor Contact:
         Mike Bishop
         The Blueshirt Group
         415-217-4968
         Mike@blueshirtgroup.com

         Media Contacts:
         Alicia V. Nieva-Woodgate,
         ANW Networks for SITO Mobile
         +1 415.515.0866
         Alicia@anwnetworks.com